Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of The Corporate Executive Board Company of our reports dated February 25, 2005, with respect to the consolidated financial statements and schedule of The Corporate Executive Board Company, The Corporate Executive Board Company management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of The Corporate Executive Board Company, included in this Annual Report (Form 10-K) for the year ended December 31, 2004:

Registration Statements on Form S-3:

Registration Number	Date Filed
333-55864	February 20, 2001
333-82642	February 21, 2002
333-113218	March 15, 2004

Registration Statements on Form S-8:

Name	Registration Number	Date Filed
Amended Directors’ Stock Plan	333-74145	March 9, 1999
1999 Stock Option Plan	333-74145	March 9, 1999
Employee Stock Purchase Plan	333-39832	June 22, 2000
2001 Stock Option Plan	333-67238	August 10, 2001
2002 Non-Executive Stock Incentive Plan	333-103538	February 28, 2003
2004 Stock Incentive Plan	333-117774	July 30, 2004

                                                                                   /s/ Ernst & Young LLP

Baltimore, Maryland
February 28, 2005